Exhibit 99.1

African Agriculture Announces Multi-Year Supply Agreement
with South Korea-Based Holding Company Dr. Kahn

New York, Jan. 04, 2024 (GLOBE NEWSWIRE) -- African Agriculture Holdings Inc. (Nasdaq: AAGR), (“African Agriculture” or “the Company”) a pioneering company operating a commercial-scale alfalfa farm in Senegal and dedicated to food security for the coming century, today announced a multi-year supply agreement with Dr. Kahn, a South Korea based diversified holding company, for the supply of alfalfa to South Korea. Under the terms of the agreement, African Agriculture will supply up to the entirety of the specific production of the 700 hectares that are currently under development. The supply agreement is expected to contribute to 2024 and 2025 revenue.

“The scope of this agreement proves out our growth strategy, providing us with a validation by a leading South Korean company, representative of the highest quality control standards in that market,” stated Alan Kessler, Chairman and CEO of African Agriculture. “We have now sold into nine countries in the Economic Community of West African States (ECOWAS) regionally, with additional commercial international shipments to the Gulf. This supply agreement to Asia represents further commercial validation of our pilot program, and we look forward to scaling our production. As a company focused on global food security and sustainability, we are committed to enhancing Africa’s role of feeding the world.”

Mr. Lee, the CEO of Dr. Khan commented, “We are excited to partner with African Agriculture to supply market-leading alfalfa hay to the local Korean market for years to come. We continue to witness an increase in demand for alfalfa hay as the fragmented dairy and beef industry improves, requiring necessary nutritional content, and modernizes its operations, necessitating this important relationship with African Agriculture.”

About African Agriculture

African Agriculture is a pioneering company dedicated to securing food and protein for the coming century. Born out of a global necessity, it focuses on harnessing Africa’s vast agricultural potential. With 60% of the world’s remaining arable land, Africa stands as a powerhouse of untapped resources, offering abundant sunshine, plentiful rain, and fertile soil. African Agriculture’s mission is to optimize yields and harvests, creating sustainable job opportunities for local communities while delivering significant value to its shareholders. To learn more about African Agriculture, Inc., visit: https://africanagriculture.com/.

About Dr. Kahn

Dr. Khan is a South Korean company leveraging technology to provide health and well-being to the country. Dr. Khan’s origin traces back to the medical industry but has since expanded to include one of Korea’s leading indoor smart farms as well as a platform technology company that powers one of the most comprehensive and far-reaching online marketplaces for local private farms across rural South Korea.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve substantial risks and uncertainties. Forward-looking statements contained in this press release include, but are not limited to, statements about our performance under the terms of the supply agreement and the expansion and scaling of our operations in the Korean market and globally. You should not rely upon forward-looking statements as predictions of future events, the outcome of which are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including those more fully described in our most recent filings with the Securities and Exchange Commission.

Forward-looking statements represent our beliefs and assumptions only as of the date such statements are made and we undertake no obligation to update any forward-looking statements, except as required by law.

Investor Contact:

David Waldman/Ted Ayvas
Crescendo Communications, LLC
Tel: (212) 671-1020
Email: AAGR@Crescendo-IR.com

Media Contact:

Brigit Hennaman
Rubenstein Public Relations
Email: bhennaman@rubensteinpr.com

Company Contact:

Maxine Gordon, Head of Academics, Media, and Public Relations
African Agriculture Inc.
Email: mg@africanagriculture.com